Exhibit 10.14

                              SECOND AMENDMENT TO
                     PROMISSORY NOTE AND SECURITY AGREEMENT


         THIS SECOND AMENDMENT TO PROMISSORY NOTE AND SECURITY AGREEMENT (this "Second Amendment") is made and entered into as of the 16th day of May, 2002, by and between Summit Properties Inc., a Maryland corporation (the "Company"), and Steven R. LeBlanc ("Employee").

                              STATEMENT OF PURPOSE

         The Company pursuant to action by its Board of Directors on December 11, 2000 has agreed to amend the Promissory Note and Security Agreement entered into between the Company and Employee as of February 2, 1999 and in original principal amount of One Million Four Hundred Eighty-Seven Dollars and Five Cents ($1,000,487.05) as amended by the First Amendment to Promissory Note and Security Agreement(the "First Amended Note") to provide that a termination of Employee's employment with the Company in certain circumstances does not result in a Default under the First Amended Note in further exchange for Employee's agreement to eliminate the provisions of the original note that limited Employee's personal liability thereunder.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Capitalized Terms. All capitalized undefined terms used in this Amendment shall have the meanings assigned thereto in the First Amended Note.

         2. Amendment to Section 6(a)(iii). Section 6(a)(iii) of the First Amended Note is hereby amended by deleting the existing
                  Section 6(a)(iii) in its entirety and inserting the following in lieu of thereof:

                           the failure by the Employee to pay the entire outstanding balance of this Note and all accrued interest within one hundred and twenty (120) days after any termination of the Employee's employment with the Company other than (A) a termination that constitutes a No Cause Termination (as such term is defined in that certain Employment Agreement, dated as of December 11, 2000, between the Company and the Employee) or (B) a termination resulting from a Change of Control (as such term is defined in the Company's 1994 Stock Option and Incentive Plan); or

         3. Continued Viability of the Note. The First Amended Note, as amended by this Second Amendment, shall remain in full force and effect, and this Second Amendment shall be deemed to be incorporated into the First Amended Note and made a part thereof. Accordingly, all provisions of the First Amended Note other than as amended hereby shall have equal force and effect with respect to the construction and interpretation of this Second Amendment. To the extent of any conflict between the provisions of this Second Amendment and those of the First

Amended Note as heretofore in effect, this Second Amendment shall control and otherwise govern and supersede such provisions.


IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed under seal as of the date first above written.

                                         SUMMIT PROPERTIES INC.




                                         By:  /s/ Michael G. Malone
                                            -------------------------
                                              Name:  Michael G. Malone
                                              Title: Senior Vice President



                                         EMPLOYEE




                                         /s/ Steven R. LeBlanc           [SEAL]
                                         ---------------------
                                         Steven R. LeBlanc


                                       2